Exhibit 99.1

Booking Holdings Reports Financial Results for 2nd Quarter 2022

NORWALK, CT – August 3, 2022. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 2nd quarter 2022 financial results. Second quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our," or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $34.5 billion, an increase of 57% from the prior-year quarter. Room nights booked in the 2nd quarter of 2022 increased 56% from the prior-year quarter.
Booking Holdings' total revenues for the 2nd quarter of 2022 were $4.3 billion, an increase of 99% from the prior-year quarter. Net income for the 2nd quarter of 2022 was $857 million, compared with a net loss of $167 million in the prior-year quarter. Net income per diluted common share in the 2nd quarter of 2022 was $21.07, compared with a net loss per diluted common share of $4.08 in the prior-year quarter.
Non-GAAP net income in the 2nd quarter of 2022 was $776 million, compared with a non-GAAP net loss of $105 million in the prior-year quarter. Non-GAAP net income per diluted common share in the 2nd quarter of 2022 was $19.08, compared with a non-GAAP net loss per diluted common share of $2.55 in the prior-year quarter. Non-GAAP net income (loss) for both periods includes adjustments to exclude net gains on equity securities with readily determinable fair values. Additionally, non-GAAP net income (loss) includes an adjustment to exclude an investment-related impairment charge in the 2nd quarter of 2022 and a loss on early extinguishment of debt in the 2nd quarter of 2021. Adjusted EBITDA for the 2nd quarter of 2022 was $1.1 billion, compared with adjusted EBITDA of $48 million in the prior-year quarter. The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"We reached another milestone in our company’s recovery from the impact of the pandemic with room nights for the second quarter surpassing 2019 levels for the first time. We continued to see very strong accommodation ADR growth, which helped drive a 38% increase in gross bookings, or a 48% increase on a constant currency basis, in the second quarter versus the second quarter of 2019," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "Looking forward, we expect record Q3 revenue and are very busy working with our customers and partners to help enable an extremely busy summer travel season."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted common share and free cash flow (net cash provided by (used in) operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income (loss) and free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income (loss), net income (loss) or net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income (loss) is net income (loss) with the following adjustments:
•     excludes significant losses on assets classified as held for sale,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains and losses on the sale of and impairment and credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges,
•excludes losses on early extinguishment of debt and related reverse treasury lock agreements which were designated as cash flow hedges,
•excludes amortization expense of intangible assets,
•excludes noncash interest expense related to the amortization of debt discount on our convertible debt, if applicable,
•excludes income taxes, if any, related to the maturity and redemption of convertible notes held for investment, that were reclassified from accumulated other comprehensive income (loss) to income tax expense (benefit),
•excludes the income tax impact, if any, related to one-time adjustments as a result of the U.S. Tax Cuts and Jobs Act enacted in December 2017,
•excludes the impact of net unrecognized tax benefits related to Italian tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In addition to the adjustments listed above regarding non-GAAP net income (loss), adjusted EBITDA excludes depreciation expense, interest and dividend income, and to the extent not included in the adjustments listed above, interest expense and income tax expense (benefit). In the event the Company reports a GAAP net income but a non-GAAP net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and six months ended June 30, 2022 and 2021. We are not able to provide a reconciliation between forward-looking adjusted EBITDA and GAAP net income (loss) because we cannot predict certain components of such reconciliation without unreasonable effort as they arise from events in future periods.

Information About Forward-Looking Statements
This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as the adverse impact of the COVID-19 pandemic; adverse changes in market conditions for travel services; the Company's ability to attract and retain qualified personnel; adverse changes in relationships with third parties on which the Company depends; the effects of competition; growth and expansion of the business; rapid technological and other market changes; impacts of impairments and changes in accounting estimates; success of the Company's marketing efforts; and other business and industry changes. Other risks and uncertainties relate to cyberattacks and information security; tax, legal, and regulatory risks; increased focus on environmental, social, and governance responsibilities; the Company's facilitation of payments; foreign currency exchange rates; success of the Company's investments and acquisition strategy; and financial risks relating to the Company's debt levels and stock price volatility. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary consumer-facing brands: Booking.com, Priceline, Agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty communications@bookingholdings.com
For Investor Relations: John Longstreet ir@bookingholdings.com
#BKNG_Earnings

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,841	$11,127
Accounts receivable, net (Allowance for expected credit losses of $102 and $101, respectively)	2,249	1,358
Prepaid expenses, net (Allowance for expected credit losses of $30 and $29, respectively)	492	404
Other current assets	342	256
Total current assets	14,924	13,145
Property and equipment, net	858	822
Operating lease assets	445	496
Intangible assets, net	1,925	2,057
Goodwill	2,842	2,887
Long-term investments	2,381	3,175
Other assets, net (Allowance for expected credit losses of $5 and $18, respectively)	1,118	1,059
Total assets	$24,493	$23,641
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,240	$1,586
Accrued expenses and other current liabilities	2,364	1,765
Deferred merchant bookings	4,395	906
Short-term debt	1,283	1,989
Total current liabilities	10,282	6,246
Deferred income taxes	805	905
Operating lease liabilities	323	351
Long-term U.S. transition tax liability	711	825
Other long-term liabilities	180	199
Long-term debt	8,190	8,937
Total liabilities	20,491	17,463
Commitments and contingencies
Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,766,460 and 63,584,444, respectively	—	—
Treasury stock, 23,618,459 and 22,518,391 shares, respectively	(26,664)	(24,290)
Additional paid-in capital	6,278	6,159
Retained earnings	24,640	24,453
Accumulated other comprehensive loss	(252)	(144)
Total stockholders' equity	4,002	6,178
Total liabilities and stockholders' equity	$24,493	$23,641

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Agency revenues	$2,301	$1,328	$3,751	$2,045
Merchant revenues	1,749	661	2,799	1,034
Advertising and other revenues	244	171	439	222
Total revenues	4,294	2,160	6,989	3,301
Operating expenses:
Marketing expenses	1,737	988	2,884	1,449
Sales and other expenses	465	206	804	318
Personnel, including stock-based compensation of $108, $90, $201 and $199, respectively	635	686	1,231	1,238
General and administrative	207	134	365	253
Information technology	137	93	271	180
Depreciation and amortization	107	108	218	221
Restructuring, disposal, and other exit costs	6	1	42	9
Total operating expenses	3,294	2,216	5,815	3,668
Operating income (loss)	1,000	(56)	1,174	(367)
Interest expense	(76)	(81)	(144)	(179)
Other income (expense), net	220	96	(735)	227
Income (loss) before income taxes	1,144	(41)	295	(319)
Income tax expense (benefit)	287	126	138	(97)
Net income (loss)	$857	$(167)	$157	$(222)
Net income (loss) applicable to common stockholders per basic common share	$21.15	$(4.08)	$3.86	$(5.42)
Weighted-average number of basic common shares outstanding (in 000's)	40,512	41,054	40,715	41,014
Net income (loss) applicable to common stockholders per diluted common share	$21.07	$(4.08)	$3.84	$(5.42)
Weighted-average number of diluted common shares outstanding (in 000's)	40,665	41,054	40,927	41,014

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$157	$(222)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	218	221
Provision for expected credit losses and chargebacks	113	37
Deferred income tax benefit	(165)	(120)
Net losses (gains) on equity securities	806	(427)
Stock-based compensation expense and other stock-based payments	201	204
Operating lease amortization	81	91
Unrealized foreign currency transaction gains related to Euro-denominated debt	(68)	(54)
Loss on early extinguishment of debt	—	242
Other	40	47
Changes in assets and liabilities:
Accounts receivable	(1,116)	(820)
Prepaid expenses and other current assets	(181)	(173)
Deferred merchant bookings and other current liabilities	4,861	1,973
Long-term assets and liabilities	(568)	(54)
Net cash provided by operating activities	4,379	945
INVESTING ACTIVITIES:
Purchase of investments	(12)	(15)
Additions to property and equipment	(195)	(124)
Other investing activities	(36)	3
Net cash used in investing activities	(243)	(136)
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	—	2,015
Payments on maturity and redemption of debt	(1,102)	(1,982)
Payments for repurchase of common stock	(2,288)	(150)
Other financing activities	13	(21)
Net cash used in financing activities	(3,377)	(138)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(44)	(1)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	715	670
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	11,152	10,582
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$11,867	$11,252
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$337	$406
Cash paid during the period for interest	$145	$164

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021
	Net income (loss)	$857	$(167)	$157	$(222)

(a)	Depreciation and amortization	107	108	218	221
(b)	Loss on assets classified as held for sale	—	—	36	—
(a)	Interest and dividend income	(24)	(4)	(27)	(8)
(a)	Interest expense	76	81	144	179
(c)	Net (gains) losses on equity securities with readily determinable fair values	(365)	(391)	622	(423)
(d)	Impairment of investment	184	—	184	—
(e)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	(38)	37	(78)	(54)
(f)	Losses on early extinguishment of debt and related reverse treasury lock agreements	—	257	—	257
(a)	Income tax expense (benefit)	287	126	138	(97)
	Adjusted EBITDA	$1,086	$48	$1,396	$(147)
	Adjusted EBITDA as a % of Total Revenues	25.3%	2.2%	20.0%	(4.5)%

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) AND NON-GAAP NET INCOME (LOSS) PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021
	Net income (loss)	$857	$(167)	$157	$(222)

(b)	Loss on assets classified as held for sale	—	—	36	—
(c)	Net (gains) losses on equity securities with readily determinable fair values	(365)	(391)	622	(423)
(d)	Impairment of investment	184	—	184	—
(e)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	(38)	37	(78)	(54)
(f)	Losses on early extinguishment of debt and related reverse treasury lock agreements	—	257	—	257
(g)	Amortization of intangible assets	56	41	112	82
(h)	Debt discount amortization related to convertible debt	—	10	—	22
(i)	Net unrecognized tax benefits related to Italian tax matters	—	—	—	16
(j)	Tax impact of Non-GAAP adjustments	82	107	(97)	2
	Non-GAAP Net income (loss)	$776	$(105)	$937	$(320)
	Weighted-average number of diluted common shares outstanding (in 000's)	40,665	41,054	40,927	41,014
	Non-GAAP Net income (loss) per diluted common share	$19.08	$(2.55)	$22.89	$(7.80)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Six Months Ended June 30,
		2022	2021
	Net cash provided by operating activities	$4,379	$945
(k)	Additions to property and equipment	(195)	(124)
	Free cash flow	$4,184	$821
	Free cash flow as a % of Total Revenues	59.9%	24.9%

(1) Amounts may not total due to rounding.

Notes:
(a)	Amounts are excluded from Net income (loss) to calculate Adjusted EBITDA.
(b)	Loss on assets classified as held for sale is recorded in Operating expenses and excluded from Net income (loss) to calculate Non-GAAP Net income (loss) and Adjusted EBITDA.
(c)	Net (gains) losses on equity securities with readily determinable fair values are recorded in Other income (expense), net and excluded from Net income (loss) to calculate Non-GAAP Net income (loss) and Adjusted EBITDA.
(d)	Impairment of investment in Yanolja Co., Ltd. equity securities is recorded in Other income (expense), net and excluded from Net income (loss) to calculate Non-GAAP Net income (loss) and Adjusted EBITDA.
(e)	Foreign currency transaction (gains) losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income (loss) to calculate Non-GAAP Net income (loss) and Adjusted EBITDA.
(f)	Loss of $242 million on early extinguishment of debt and losses of $15 million on related reverse treasury lock agreements which were designated as cash flow hedges are recorded in Other income (expense), net and excluded from Net income (loss) to calculate Non-GAAP Net income (loss) and Adjusted EBITDA.
(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income (loss) to calculate Non-GAAP Net income (loss).
(h)	Noncash interest expense related to the amortization of debt discount on convertible debt is recorded in Interest expense and excluded from Net income (loss) to calculate Non-GAAP Net income (loss). The Company adopted Financial Accounting Standards Board Accounting Standards Update 2020-06 on January 1, 2022 and such debt discount amortization is not recorded in the financial statements for periods after that date.
(i)	Net unrecognized tax benefits related to Italian tax matters is recorded in Income tax expense (benefit) and excluded from Net income (loss) to calculate Non-GAAP Net income (loss).
(j)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income (loss) to calculate Non-GAAP Net income (loss).
(k)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22
Room Nights	28	127	76	99	157	183	151	198	246
Year/Year (Decline) Growth	(86.7)%	(43.1)%	(60.4)%	(20.1)%	457.5%	43.9%	99.9%	99.7%	56.3%

Rental Car Days	2	9	8	10	13	13	11	15	16
Year/Year (Decline) Growth	(90.4)%	(55.6)%	(52.2)%	(15.1)%	558.8%	44.0%	35.8%	53.0%	22.4%

Airline Tickets	1	2	2	3	4	4	4	5	6
Year/Year (Decline) Growth	(69.7)%	(9.3)%	4.0%	62.1%	626.7%	154.8%	108.0%	69.1%	31.4%

Gross Bookings(2)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22
Agency	$1,535	$9,521	$5,098	$8,704	$15,290	$14,872	$11,875	$16,286	$19,448
Merchant	771	3,861	2,215	3,232	6,665	8,812	7,136	11,007	15,097
Total	$2,306	$13,382	$7,313	$11,935	$21,956	$23,684	$19,011	$27,293	$34,545

Gross Bookings Year/Year (Decline) Growth
Agency	(91.8)%	(47.4)%	(64.1)%	4.6%	895.6%	56.2%	132.9%	87.1%	27.2%
Merchant	(88.0)%	(46.1)%	(65.9)%	(20.7)%	764.4%	128.2%	222.2%	240.6%	126.5%
Total	(90.8)%	(47.1)%	(64.7)%	(3.7)%	851.7%	77.0%	160.0%	128.7%	57.3%
Constant-currency Basis	(91)%	(48)%	(65)%	(6)%	802%	75%	164%	140%	73%

	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22
Total Revenues	$630	$2,640	$1,238	$1,141	$2,160	$4,676	$2,981	$2,695	$4,294
Year/Year (Decline) Growth	(83.7)%	(47.6)%	(62.9)%	(50.2)%	243.2%	77.1%	140.7%	136.3%	98.7%
Constant-currency Basis	(83)%	(49)%	(63)%	(51)%	229%	76%	146%	146%	116%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.